Exhibit Index
                                 --------------

Exhibit 1 Joint Filing Agreement dated as of September 11, 2000 by and among Artisan Partners Limited Investment Corporation, Andrew A. Ziegler, and Carlene Murphy Ziegler

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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

     The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.


               Dated:  September 11, 2000


                           ARTISAN INVESTMENT CORPORATION
                              for itself and as general partner of
                              ARTISAN PARTNERS LIMITED
                              PARTNERSHIP

                           By:  /s/ Andrew A. Ziegler
                                --------------------------------
                               Andrew A. Ziegler
                               President


                           ANDREW A. ZIEGLER

                             /s/ Andrew. A. Ziegler
                            ------------------------------------

                           CARLENE MURPHY ZIEGLER


                            /s/ Carlene Murphy Ziegler
                           -------------------------------------

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